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                                                                     EXHIBIT 2.2



                                                     S&C Draft of April 20, 1999




                          AGREEMENT AND PLAN OF MERGER



                  AGREEMENT OF MERGER, dated as of May __, 1999, pursuant to
Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), between THE GOLDMAN SACHS GROUP, INC., a Delaware corporation ("GS Inc."), and THE GOLDMAN SACHS CORPORATION, a Delaware corporation (the "Merging Entity").
                  WITNESSETH that:

                  WHEREAS, each of the parties hereto desires that the Merging Entity merge (the "Merger") with and into GS Inc. as hereinafter specified with GS Inc. being the surviving corporation; and

                  WHEREAS, certain redemptions of preferred stock of the Merging Entity may be effected in contemplation of the Merger;

                  NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of the Merger and mode of carrying the same into effect as follows:

                  FIRST: At the Effective Time (as hereinafter defined), the Merging Entity shall be merged with and into GS Inc., with GS Inc. being the surviving entity.

                  SECOND: The Merger is intended to qualify as a
"reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.
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                  THIRD: The manner of converting the outstanding shares of
capital stock of the Merging Entity and GS Inc. shall be as follows:


                  (a) Each share of Class B Common Stock, par value $1.00 per share, of the Merging Entity which shall be issued and outstanding immediately prior to the effectiveness of this Agreement (the "Effective Time"), other than any such as to which appraisal rights have been validly asserted, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 2,376 shares (the "Class B Merger Consideration") of common stock, par value $0.01 per share, of GS Inc. (the "GS Inc. Common Stock"), and such shares of Class B Common Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any such shares of Class B Common Stock as recorded in the books of the Merging Entity shall thereafter cease to have any rights with respect to such shares of Class B Common Stock, except the right to receive the Class B Merger Consideration for such shares of Class B Common Stock upon the Effective Time. The shares of GS Inc. Common Stock that are issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger.


                  (b) The shares of each of the several series of Preferred Stock, par value $1.00 per share, of the Merging Entity which shall be issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the consideration set forth in the attached Schedule A (the "Preferred Stock Merger Consideration"), and such shares of Preferred Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any such shares of Preferred Stock as recorded in the books of the Merging Entity shall thereafter cease to have any rights with respect to such shares of Preferred Stock, except the right to receive the Preferred Stock Merger Consideration for such shares of Preferred Stock upon the Effective Time.

                  (c) The shares of GS Inc. Common Stock owned by the Merging Entity prior to the Effective Time and owned by GS Inc. as a result of the Merger shall be canceled.

                  FOURTH: The terms and conditions of the Merger are as follows:

                  (a) the separate existence of the Merging Entity shall cease, and GS Inc. shall possess all the rights, privileges, powers and franchises of the Merging Entity, of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of the Merging Entity;


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                  (b) all property of the Merging Entity, real, personal and mixed, all debts due to the Merging Entity on whatever account and all other things in action or belonging to the Merging Entity shall be vested in GS Inc.;

                  (c) the title to any real estate vested by deed or otherwise in the Merging Entity shall not revert or be in any way impaired, but all rights of creditors therein and all liens thereon shall be preserved unimpaired;


                  (d) all debts, liabilities, duties and other obligations of the Merging Entity under any and all indentures, loan agreements, revolving credit agreements, liquidity agreements, letters of credit and reimbursement agreements, notes, guarantees or other agreements or other instruments to which the Merging Entity is a party or by which it is bound shall attach to GS Inc. and may be enforced against GS Inc. to the same extent as if said debts, liabilities and duties had been incurred or contracted by GS Inc.;



                  (e) GS Inc. expressly assumes all debts, liabilities, duties and other obligations of the Merging Entity under any and all indentures, loan agreements, revolving credit agreements, liquidity agreements, letters of credit and reimbursement agreements, notes, guarantees or other agreements or other instruments to which the Merging Entity is a party or by which it is bound; and


                  (f) any claim existing or action or proceeding pending by or against the Merging Entity may be prosecuted as if the Merger had not taken place, or GS Inc. may be proceeded against or substituted in place of the Merging Entity.

                  FIFTH: The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of State of Delaware or at such other time as the parties may agree and as shall be stated in the Certificate of Merger (the "Effective Time").

                  SIXTH: The certificate of incorporation and by-laws of GS Inc., as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the surviving corporation. The directors of GS Inc. immediately prior to the Effective Time shall be the directors of the surviving corporation.


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                  SEVENTH: At any time prior to the Effective Time, this
Agreement may be amended, modified or terminated by the Board of Directors of GS Inc. notwithstanding approval by the stockholders of all or any of the parties hereto.

                  EIGHTH: All rights and obligations under this Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.


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                  IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by the Board of Directors of the Merging Entity and the consent of all of its stockholders and resolutions adopted by the Board of Directors of GS Inc., have caused these presents to be executed by each party hereto as the respective act, deed and agreement of each of said parties, as of the date first written above.

                                            THE GOLDMAN SACHS
                                            CORPORATION


                                            By:_______________________________
                                            Name:  Esta E. Stecher
                                            Title:  Executive Vice President

                                            THE GOLDMAN SACHS GROUP, INC.


                                            By:_______________________________
                                            Name:  Gregory K. Palm
                                            Title:    General Counsel


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By his signature below, the undersigned certifies that no shares of stock of The
Goldman Sachs Group, Inc. were issued prior to the adoption by the Board of Directors of The Goldman Sachs Group, Inc. of the resolution approving this Agreement and Plan of Merger.


                                            ----------------------------------
                                            Name:  James B. McHugh
                                            Title:    Assistant Secretary

By his signature below, the undersigned certifies that this Agreement and Plan of Merger was duly signed on behalf of The Goldman Sachs Corporation, was authorized and approved by the Board of Directors thereof and thereafter was duly approved and adopted by at least a majority of the outstanding stock thereof entitled to vote thereon by unanimous written consent.


                                             ----------------------------------
                                             Name:  James B. McHugh
                                             Title:    Assistant Secretary


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